                                                                ASSET II

                                                                EXHIBIT 23(b)




CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports dated February 24, 2000, with respect to the financial statements of Sage Life Assurance of America, Inc. included in the Registration Statement filed on Form S-1 and related Prospectus for the registration of certain flexible payment deferred combination fixed and variable annuity contracts.



                                /s/ Ernst & Young LLP
                                ---------------------
                                Ernst & Young LLP


Stamford, Connecticut
September 1, 2000